Exhibit 10.2

EXECUTION COPY

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”), dated as of November 2, 2007, is by and among Gramercy Capital Corp., a Maryland corporation (the “Company”), GKK Capital LP, a Delaware limited partnership (the “Operating Partnership”), SSF III Gemini, LP, a Delaware limited partnership (the “Subscriber”) and solely for the purposes of Section 1.1(b) and Section 1.4(a) hereof, Morgan Stanley Real Estate Special Situations Fund III, L.P., a Delaware limited partnership (the “Guarantor”).  For purposes of this Agreement, certain terms used herein shall have the meanings ascribed to them in Section 8 of this Agreement.

WHEREAS:

A.            The Company, the Operating Partnership and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B.            The Subscriber wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, shares of the common stock, par value $0.001 per share, of the Company (“Common Stock”).

C.            Concurrently with the execution hereof, and as a condition of the willingness of the Company and the Subscriber to enter into this Agreement, the Company, SL Green Operating Partnership, L.P., a Delaware limited partnership (“SLG OP”) and the Subscriber are entering into the Stockholders Agreement and the Registration Rights Agreement, each of which shall become effective as of the Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Operating Partnership, the Subscriber and the Guarantor agree as follows:

1.             Subscription; Closing

1.1   Subscription.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, the Subscriber hereby subscribes for and agrees to purchase (the “Purchase”) from the Company, and the Company agrees to sell, 3,809,524 shares of Common Stock (the “Purchased Common Stock”) at a price equal to $26.25 per share, or $100,000,005 in the aggregate (the “Purchase Price”).  The Purchase shall be completed (the “Closing”) on the date (the “Closing Date”) as soon as practicable following the satisfaction or waiver of each of the conditions set forth in Sections 1.3 and 1.4 hereof (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), but no later than November 7, 2007, or at such other time and date as the parties hereto shall agree in writing, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019.

(b)           The Guarantor hereby agrees to pay the Purchase Price to the Company on the Closing Date in the event that the Subscriber fails to do so but is otherwise obligated to hereunder.

1.2   Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

1.3   Closing Deliveries of the Company.  At the Closing, the Company shall deliver to the Subscriber, and the obligation of the Subscriber to consummate the transactions contemplated by this Agreement shall be subject to receipt (or waiver) by the Subscriber of, the following:

(a)           Certificate.  The Company shall deliver to the Subscriber one or more stock certificates (the “Certificates”), containing only the legends expressly provided for in Section 2 hereof, evidencing the Purchased Common Stock;

(b)           Cross Receipt.  The Company shall have executed a cross receipt certifying that it has received a wire transfer as of the Closing Date in an amount equal to the Purchase Price;

(c)           Registration Rights Agreement.  The Company and SLG OP shall have executed and delivered to the Subscriber the Registration Rights Agreement;

(d)           Stockholders Agreement.  The Company and SLG OP shall have executed and delivered to the Subscriber the Stockholders Agreement;

(e)           Legal Opinion.  The Company and the Subscriber shall have received a legal opinion from Clifford Chance US LLP, substantially in the form of Exhibit C hereto, dated as of the Closing Date;

(f)            Tax Matters Opinion.  The Subscriber shall have received an opinion of the Company’s tax counsel, Clifford Chance US LLP, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D and such counsel may rely on customary assumptions and representations from the Company under the Code as to its organization, ownership and method of operating; and

(g)           Limited Waiver of Ownership Limitations.  Pursuant to Section 11 of the Articles of Incorporation of the Company, the Board of Directors of the Company shall have waived the Ownership Limit (as defined in the Articles of Incorporation of the Company) with respect to the Subscriber and the Subscriber’s purchase of the Purchased Common Stock hereunder (it being understood that such waiver shall not cover any other Company securities (including Common Stock) other than the Purchased Common Stock), and the Subscriber shall have been provided with evidence of such waiver in form and substance satisfactory to the Subscriber.

1.4   Closing Deliveries of the Subscriber.  At the Closing, the Subscriber shall deliver to the Company, and the obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to receipt (or waiver) by the Company of, the following:

(a)           Purchase Price.  The Subscriber, or the Guarantor, shall have paid the Purchase Price by wire transfer of United States dollars in immediately available funds to an account specified by the Company to the Subscriber in writing at least one (1) Business Day prior to the Closing Date;

(b)           Cross Receipt. The Subscriber shall have executed a cross-receipt executed certifying that it has received the Purchased Common Stock;

(c)           Registration Rights Agreement.  The Subscriber and SLG OP shall have executed and delivered to the Company the Registration Rights Agreement;

(d)           Stockholders Agreement.  The Subscriber and SLG OP shall have executed and delivered to the Company the Stockholders Agreement; and

(e)           Representation Letter. The Company shall have received an executed representation letter from the Subscriber in connection with the Company’s waiver of the Ownership Limit, substantially in the form attached hereto as Exhibit E.

2.             Securities Law Matters: The Subscriber understands and agrees that the Purchased Common Stock is being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Purchased Common Stock has not been registered under the Securities Act and, unless so registered, may not be resold except as permitted in the following sentence.  The Subscriber agrees that, if in the future it decides to offer, resell, pledge or otherwise transfer such Purchased Common Stock, such Purchased Common Stock may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to a registration statement that has been declared and is effective under the Securities Act or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, and subject to compliance with any applicable state securities laws.  The Subscriber understands, unless and until the Company notifies the Subscriber otherwise in writing, that the registrar and transfer agent for the Purchased Common Stock will not be required to accept for registration of transfer any Purchased Common Stock, and that the Company reserves the right to restrict any offer, sale or other transfer of the Purchased Common Stock, in each case, pursuant to clause (c) above, except upon delivery of an opinion of counsel selected by the transferor and reasonably acceptable to the Company (it being understood that the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP is acceptable to the Company), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that transfer does not require registration under the Securities Act.   In addition, the Subscriber understands that, unless and until the Company notifies the Subscriber otherwise in writing, the Company reserves the right to restrict any offer, sale or other transfer of the Purchased Common Stock pursuant to clause (c) above in any sale other than a transaction described in Rule 144(f) or Rule 144(k) (in which case appropriate customary documentation thereof will be delivered to the Company and the transfer agent) promulgated under the Securities Act (or any successor rules) unless the Company receives from the transferee in such sale a completed and executed Transferee’s Letter substantially in the form attached hereto as Appendix A.  The Subscriber further understands that any certificates representing the Purchased Common Stock will bear the following legend (the “Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN

AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

[IF APPLICABLE] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN CERTAIN DEFINITIVE AGREEMENTS BETWEEN THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.]

The Company shall reissue promptly certificates without such Legend at the request of any holder thereof if the holder shall have obtained opinion of counsel reasonably acceptable to the Company (it being understood that the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP is acceptable to the Company), to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration under the Securities Act.

3.     Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to the Company and the Operating Partnership as follows:

3.1   Authorization.  The Subscriber has the requisite, limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Subscriber and no further consent or action is required by the Subscriber or any of its equity holders.  This Agreement and each of the other Transaction Documents has been (or upon delivery will be) duly executed by the Subscriber and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Subscriber enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

3.2   Organization.  The Subscriber has been duly organized and is validly existing in good standing under the laws of the State of its organization and has power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents.  The Subscriber is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

3.3   Consents. In connection with the execution, delivery or performance of this Agreement, the Subscriber is not required to make or obtain any consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other Governmental Entity, including the United States Securities and Exchange Commission (“SEC”), or with any third party, except for filings pursuant to Section 13 and Section 16 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

3.4   Securities Law Matters.  The Subscriber acknowledges that the Subscriber must qualify under the standards described below, in order to qualify for the purchase of Purchased Common Stock.

(a)           The Subscriber is a “qualified institutional buyer,” as such term is defined in Rule 144A under the Securities Act, and is an “accredited investor,” as such term is defined in Regulation D under the Securities Act.

(b)           The Subscriber acknowledges that it is able to bear the economic risk of an investment in the Purchased Common Stock.

(c)           The Subscriber acknowledges that the controlling Person of the Subscriber has prior investment experience, including investment in non-listed and non-registered securities, or the Subscriber has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to evaluate the merits and risks of such an investment on the Subscriber’s behalf.

(d)           The Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Purchased Common Stock.  The Subscriber acknowledges that the Subscriber and the Subscriber’s advisor(s), if any, have had the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of this offering of the Purchased Common Stock, as the Subscriber and the Subscriber’s advisor(s), if any, deem necessary to verify the accuracy of any information that the Subscriber deems relevant to making an investment in the Purchased Common Stock.  The Subscriber represents and agrees that prior to the execution of this Agreement, the Subscriber and the Subscriber’s advisor(s), if any, will have asked such questions, received such answers and obtained such information as the Subscriber deems necessary to verify the accuracy of any information that the Subscriber deems relevant to making an investment in the Purchased Common Stock.  The Subscriber became aware of this offering of the Purchased Common Stock and the Purchased Common Stock was offered to the Subscriber solely by means of direct contact between the Subscriber (or its controlling person) and the Company.  The Subscriber did not become aware of, nor were the shares of the Purchased Common Stock offered to the Subscriber by any other means, including, in each case, by any form of general solicitation or general advertising.  In making the decision to purchase the Purchased Common Stock, the Subscriber relied solely on the information, including current, quarterly and annual reports and information, documents and other reports with respect to the Company filed with the SEC pursuant to the Exchange Act and other information obtained by the Subscriber directly from the Company as a result of any inquiries by the Subscriber or the Subscriber’s advisor(s).

(e)           The Subscriber hereby acknowledges that the sale of Purchased Common Stock has not been reviewed by, and the fairness of such Purchased Common Stock has not been determined by, the SEC or any state regulatory authority, because the offering is intended to be a private placement pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

(f)            The Subscriber understands that the Purchased Common Stock has not been registered under the Securities Act or any state securities or “blue sky” laws and is being sold in reliance on exemptions from the registration requirements of the Securities Act and such laws.  The Subscriber agrees to offer, sell or otherwise transfer any such Purchased Common Stock only in accordance with the terms thereof or an exemption therefrom and in accordance with this Agreement, the Stockholders Agreement and the Registration Rights Agreement.

(g)           The Subscriber is acquiring the Purchased Common Stock for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  The sole limited partner of the Subscriber was not formed for the specific purpose of acquiring the Purchased Common Stock.

(h)           The Subscriber is acquiring the Purchased Common Stock for the Subscriber’s own account.

(i)            The Subscriber consents to the placement of the Legend on the certificate representing the Purchased Common Stock.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Purchased Common Stock.

3.5   Affiliate Status.  The Subscriber is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

3.6   ERISA.  The Subscriber is not and for so long as it holds Common Stock will not be (i) an employee benefit plan (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, (ii) a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include “plan assets” (as defined in Section 3(42) of ERISA) by reason of a plan’s investment in such entity (including but not limited to an insurance company general account), or (iv) an entity that otherwise constitutes a “benefit plan investor” within the meaning of the DOL Regulation Section 2510.3-101 (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA (any of the foregoing, a “Benefit Plan Investor”).

3.7   Benefit Plan.  Except for transactions set forth in Section 2 hereof, the Subscriber acknowledges that the Purchased Common Stock may not be purchased by or otherwise acquired by any Benefit Plan Investor.

3.8   Ownership.  The Subscriber represents that as of the date of this Agreement and prior to the issuance of the Purchased Common Stock by the Company, neither the Subscriber nor any Affiliate whose beneficial ownership would be aggregated with the Subscriber or any Person who controls the Subscriber owns any Common Stock other than 128,000 shares of Common Stock.

3.9   Reliance.  The foregoing representations, warranties and agreements shall be true and correct in all respects on and as of the date of this Agreement and the Closing Date, as if made on and as of each such date, and if there should be any material change in such information prior to the Closing Date of the sale of the Purchased Common Stock, the Subscriber shall immediately furnish in writing such revised or corrected information to the Company.  The Subscriber understands that the Company will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Subscriber hereby consents to such reliance.

3.10 Disclosure.  The Company is irrevocably authorized to produce this Agreement or a copy hereof (i) to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby and (ii) in connection with the filing of this Agreement as an exhibit to a Current Report on Form 8-K of the Company.

4.     Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership hereby represent and warrant as follows:

4.1   No Material Adverse Change in Business.  Except as otherwise stated in the SEC Documents, (A) since December 31, 2006, there has been no material adverse change or any development involving a prospective material adverse change in the operations, condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company and its subsidiaries, including, without limitation, the Operating Partnership, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); provided, however, that a mere change in the price of the Company’s Common Stock in the absence of any other change or event that would be considered a material adverse event shall not be deemed a material adverse change for this purpose, (B) since December 31, 2006, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, including without limitation the Operating Partnership, considered as one enterprise, except for liabilities or obligations which are described in the SEC Documents, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

4.2   SEC Documents.  The SEC Documents, when they became effective or at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulation thereunder (the “Securities Act Regulations”) or the Exchange Act and the rules and regulations of the SEC thereunder (the “Exchange Act Regulations”), as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.3   Company Authorization of Agreement.  The execution and delivery of each of this Agreement, the Stockholders Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company.  Each of this Agreement, the Stockholders Agreement and the Registration Rights Agreement has been duly executed by the Company and is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

4.4   Operating Partnership Authorization of Agreement.  The execution and delivery of this Agreement by the Operating Partnership and the consummation by it of the transactions contemplated hereby have been duly authorized by the Operating Partnership.  This Agreement has been duly executed by the Operating Partnership and is the valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

4.5   Authorization of Management Agreement and Origination Agreement.  The amended and restated management agreement (the “Management Agreement”), effective as of April 19, 2006, and further amended by the First Amendment to the Management Agreement dated September 18, 2007, among the Company, the Operating Partnership and GKK Manager LLC (the “Manager”) has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  The amended and restated origination agreement (the “Origination Agreement”), effective as of April 19, 2006, among the Company, the Operating Partnership and SLG OP has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

4.6   Financial Statements.  The financial statements of the Company and its subsidiaries, together with the related schedules (if any) and notes (the “Company Financial Statements”), included in the SEC Documents, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), included in the SEC Documents, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Securities Act Regulations.  The supporting schedules, if any, included in the SEC Documents, present fairly, in accordance with GAAP, the information required to be stated therein.  There are no financial statements or schedules required to be included in the SEC Documents, under the Securities Act or the Securities Act Regulations which are not so included.  If applicable, the unaudited pro forma financial information (including the related notes) included in the SEC Documents, complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable.  If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.  No pro forma financial information is required to be included in the SEC Documents, which is not so included.

4.7   Good Standing of the Company and the Operating Partnership.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement; and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has authority to own, lease and operate its properties and to conduct its business.  Each of the Company and the Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New York) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.8   The Partnership Agreement.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  The Partnership Agreement has been duly executed and delivered by the other parties thereto and, to the Company’s knowledge, is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

4.9   Capitalization.  As of the date hereof, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 30,902,000 shares of Common Stock are issued and outstanding and 4,600,000 shares of preferred stock are issued and outstanding.  The issued and outstanding shares of stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable; and none of the outstanding shares of stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other Person.  The authorized, issued and outstanding units of partnership interest in the Operating Partnership, including the Class B Limited Partner interests (the “OP Units”), have been duly authorized and validly issued; and all of such OP Units have been sold in compliance with applicable laws (including, without limitation, federal and state securities laws).

4.10 Authorization of the Purchased Common Stock.  The Purchased Common Stock to be offered pursuant to this Agreement has been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, and free and clear of all liens, claims, security interests or other encumbrances; no holder of the Purchased Common Stock is or will be subject to personal liability by reason of being such a holder; and the issuance of the Purchased Common Stock is not subject to any preemptive right, right of first refusal or other similar right of any securityholder of the Company or any other person.

4.11 Absence of Defaults and Conflicts.  Neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of its Organizational

Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the issuance and delivery of the shares of Purchased Common Stock and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and compliance by the Company and the Operating Partnership with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to any Company Documents, nor will such action result in any violation of the provisions of the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective assets, properties or operations.  The term “Company Documents” as used herein means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their respective subsidiaries is subject.  The term “Organizational Documents” as use herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

4.12 Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the SEC Documents (other than disclosed therein).  To the knowledge of the Company or the Operating Partnership, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries except as would not have a Material Adverse Effect or which has as a subject thereof, any officer or director of the Company in their capacity as such or as would otherwise be required to be disclosed in the SEC Documents (other than disclosed therein).

4.13 Possession of Intellectual Property.  The Company, the Operating Partnership and their respective subsidiaries own or possess or have the right to use on reasonable terms all material patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the SEC Documents and as proposed to be conducted, except as, individually or in the aggregate, would not result in a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

4.14 Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company or the Operating Partnership, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, the Stockholders Agreement or the Registration Rights Agreement, in each case on the terms contemplated by this Agreement and the SEC Documents, except such as have been already obtained under the Securities Act or the Securities Act Regulations, and such as may be required under state securities laws.

4.15 Possession of Licenses and Permits.  The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, “Governmental Licenses”) as are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

4.16 Investment Company Act.  The Company is not, and upon the issuance and sale of the Purchased Common Stock as herein contemplated and the application of the proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended.

4.17 No General Solicitation. Neither the Company, the Operating Partnership, nor any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Rule 506 of Regulation D as promulgated by the SEC in connection with the offer or sale of the Purchased Common Stock.

4.18 Absence of Registration Rights.  Except as disclosed in the SEC Documents, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the Securities Act.  There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Purchased Common Stock by the Company pursuant to this Agreement.

4.19 Certificates.  The form of certificate used to evidence the Purchased Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange.

4.20 Insurance.  The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company, the Operating Partnership or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company, the Operating Partnership nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, the Operating Partnership nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.21 Disclosure and Controls and Procedures.  The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated  and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, particularly during the preparation of the reports that it files or submits under the Exchange Act; and (ii) are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

4.22 Accounting Controls.  The Company, the Operating Partnership and each of their respective subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23 ERISA.  Except as set forth in the Company’s financial statements, the Company does not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code.

4.24 REIT Status.  Commencing with the Company’s taxable year ended December 31, 2004, the taxable year ended December 31, 2005 of the First Private REIT and the taxable year ending December 31, 2007 of the Second Private REIT, each of the Company and the Private REITs has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and each of the Company’s and the Private REITs’ current and proposed method of operations as described in the SEC Documents will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2007 and in future taxable years. No transaction or other event has occurred which could cause the Company or the Private REITs to not be able to qualify as a REIT for its taxable year ending December 31, 2007 or future taxable years.

4.25 Tax Returns.  All tax returns required to be filed as of the date hereof by the Company and each of its subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

4.26 Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or the Operating Partnership required to be described in the SEC Documents which have not been so described as required.

4.27 No Unlawful Contributions or Other Payments.  Neither the Company, the Operating Partnership nor any subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company, the Operating Partnership or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the SEC Documents.

4.28 No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions.  Other than as disclosed in the SEC Documents, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

4.29 Title to Real and Personal Property.  The Company and its subsidiaries, including the Operating Partnership, have (or in the case of a Joint Venture, such limited partnership, limited liability company or other joint venture entity has) good and marketable title in fee simple to, or a valid leasehold interest in, any real property currently leased or owned or controlled by them, or to be leased or owned or to be controlled by them (collectively, the “Real Property”) and good and marketable title to any and all personal property owned by the Company or any of its Subsidiaries that is material to the business of the Company or the Operating Partnership, in each case free and clear of all Liens, except as described in the SEC Documents or such as would not reasonably be expected to result in a Material Adverse Effect; and any real property, buildings and equipment held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (the ”Leases”) with such exceptions as are disclosed in the SEC Documents or such as would not reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such Real Properties, personal property or Leases or affecting or questioning the rights of the Company to the continued ownership, lease, possession or occupancy of such Real Properties, personal property or Leases, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under the leases, if any, for the Real Properties has an option or right of first refusal or any other right to purchase any of such Real Properties, except as disclosed in the SEC Documents; (iv) all of the Leases are in full force and effect, except where the failure to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such Leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows or an event which, with the passage of time or the giving of notice or both, would constitute a default under any such Lease, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) there is no pending or, to the knowledge of the Company or its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on or access to any Real Property, except such proceedings or actions that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.30 Title Insurance.  The Company and its subsidiaries, or as applicable a joint venture, has either (i) an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any Real Property, that insures the fee or leasehold interest, as the case may be, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that the Company believes are generally commercially reasonable in the markets where the Real Properties are located or (ii) with respect to mortgage loans extended by the Company and its subsidiaries, the Company or its subsidiary has one or more lender’s title insurance policies insuring the Lien of the mortgages encumbering the real property underlying such loans with coverages, in the aggregate, equal to at least the maximum aggregate principal amount of such loan.

4.31 Compliance with Environmental Laws.  Except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the SEC Documents: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property at any time, or to the knowledge of the Company, any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as hereinafter defined) or by the

Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in material compliance with all applicable Environmental Statutes or by the Company, any of its subsidiaries or, to the knowledge of the Company, any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (iii) the Company and the Operating Partnership do not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in material compliance with Environmental Statutes; (iv) neither the Company nor any of its subsidiaries has received any notice of, or has knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company or any of its subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute (as hereinafter defined); and (v) neither the Real Property is included nor, to the Company’s or the Operating Partnership’s knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by United States Environmental Protection Agency (the “EPA”) or, to the Company’s or to the Operating Partnership’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any Governmental Entity.

4.32 Compliance with ADA.  The Company and its subsidiaries and each Real Property are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

4.33 No Breach or Default under Loans.  To the Company’s knowledge, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to the debt instruments acquired or originated by the Company (collectively, the “Loans”) which breach or default, if uncured, would result in a Material Adverse Effect.  To the Company’s knowledge without due inquiry, there is no breach or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) the loan documents relating to any loans senior to the Loans, which breach or default, if uncured, would result in a Material Adverse Effect.

4.34 Sarbanes-Oxley Act.  The Company and each of the Company’s directors and officers, in their capacities as such, are in full compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4.35 No Registration.  The Purchased Common Stock to be sold to the Purchaser pursuant to this Agreement will be issued and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder.

4.36 Form S-3.  The Company is eligible to register the Purchased Common Stock for resale by the Subscriber using Form S-3 promulgated under the Securities Act.

4.37 Reliance.  The Company and the Operating Partnership understand that the Subscriber will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Company and the Operating Partnership hereby consent to such reliance.

5.     Additional Covenants.

5.1   NYSE Listing.  Promptly following the Closing, the Company shall prepare and submit to the New York Stock Exchange a listing application covering the Purchased Common Stock and shall take all actions reasonably necessary to obtain approval for the listing of such shares.

5.2   Further Action.  Each of the parties hereto shall use its commercially reasonable best efforts to take all action necessary in order to consummate the transactions contemplated by Section 1 hereof on or before November 7, 2007.

5.3   Voting Agreement.  Upon the request of the Company, Subscriber shall enter into a voting agreement substantially in the form of Exhibit F hereto with respect to the merger agreement attached as Exhibit A to such voting agreement.

5.4   Dividend Declaration. The Company agrees that between the date hereof and the Closing Date (assuming such date is not later than November 7, 2007) it will not declare a dividend on its Common Stock or set a record date for such dividend on or prior to the Closing Date (assuming such date is not later than November 7, 2007).

5.5   SLG OP Preemptive Right. The Company acknowledges that SLG OP has declined to exercise its right under the Origination Agreement to purchase, and the Company agrees not to sell and issue to SLG OP, Common Stock in connection with the Company’s sale and issuance of the Purchased Common Stock to the Subscriber pursuant to this Agreement.

5.6   Tax Status.  The Company will, upon request of the Subscriber, issue to the Subscriber (i) the statement described in Treas. Reg. Section 1.897-2(h) as to whether or not the stock of the Company constitutes a U.S. real property interest as of the date specified in such notice and (ii) a statement, to the Company’s actual knowledge, without independent inquiry, as to whether the Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code as of the date specified in such notice; provided, however, that the Company will only be required to comply with clause (i) above one time each year if the Subscriber makes such request and the Subscriber shall be obligated to pay all reasonable costs and expenses incurred by the Company with respect to such request.  In complying with clause (i) above, the Company may use, if entitled, the method provided for in Treas. Reg. Section 1.897-2(b)(2) to determine if the Company is a U.S. real property holding corporation.

6.     Indemnification.

6.1   Indemnification by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Subscriber against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising in whole or in part out of any untrue statement or alleged untrue statement of a material fact contained in the SEC Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.2   Indemnification by the Subscriber.  The Subscriber severally agrees to indemnify and hold harmless the Company, its directors and officers and the Operating Partnership against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising in whole or in part out of any breach by the Subscriber of any representation, warranty, agreement or obligation of the Subscriber contained in this Agreement or any certificate, instrument or document contemplated hereby and delivered on or prior to the Closing Date.

7.     Survival.  No representations and warranties set forth in Section 3 or Section 4 shall survive the Closing Date except for the representations and warranties set forth in Sections 3.1 (Authorization), 3.2 (Organization), 3.4 (Securities Law Matters), 3.5 (Affiliate Status), 3.6 (ERISA), 3.7 (Benefit Plan), 3.8 (Ownership), 3.9 (Reliance), 4.3 (Company Authorization of Agreement), 4.4 (Operating Partnership Authorization of Agreement), 4.9 (Capitalization), 4.10 (Authorization of the Purchased Common Stock), 4.36 (Form S-3), and 4.37 (Reliance), which shall survive the Closing Date indefinitely.  All covenants and agreements contained herein shall survive until, by their respective terms, they are fully performed and no longer operative.

8.     Certain Defined Terms.  For purposes of this Agreement, the following terms shall have the respective meanings assigned to them below:

8.1   “Affiliate” of a Person means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144 under the Securities Act.

8.2   “Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

8.3   “Governmental Entity” means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, board, court, tribunal, arbitral body, self-regulated entity or similar body, whether domestic or foreign.

8.4   “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

8.5   “Pledgee” shall mean any lender who has made a loan to Subscriber or any Permitted Transferee (as defined in the Stockholders Agreement) or any Affiliate thereof and to whom either Subscriber, any Permitted Transferee (as defined in the Stockholders Agreement) or Affiliate thereof has pledged their direct or indirect interests in any Common Stock as security for such loan.

8.6   “Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit A between the Company and the Subscriber.

8.7   “SEC Documents” means all reports filed by the Company prior to the date hereof under the Exchange Act, including pursuant to Section 13(a), or 15(d) thereof, since December 31, 2006.

8.8   “Stockholders Agreement” means the Stockholders Agreement in the form attached hereto as Exhibit B, among the Company, the Subscriber, and SLG OP.

8.9   “Transaction Documents” means this Agreement, the Stockholders Agreement and the Registration Rights Agreement.

9.     Miscellaneous

9.1   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) upon confirmation of transmission and receipt, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9.1 prior to 6:30 p.m. (New York City time) (b) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given.  The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

9.2   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in such State.  The parties consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any civil action concerning any controversy, dispute or claim arising out of or relating to this Agreement, or any other agreement contemplated by, or otherwise with respect to, this Agreement or the breach hereof, unless such court would not have subject matter jurisdiction thereof, in which event the parties consent to the jurisdiction of the State of New York.  The parties hereby waive and agree not to asset in any litigation concerning this Agreement the doctrine of forum non conveniens.

9.3   Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subscriber or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.4   Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.5   Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

9.6   No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Subscriber.  Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any right hereunder or by virtue hereof.  This Agreement may not be assigned by the Company or the Subscriber without the prior written consent of the other party hereto.  As set forth in Section 4 of the Stockholders Agreement, in the event that any Pledgee exercises its rights to foreclosure under a pledge relating to the Purchased Common Stock, this Agreement, the Stockholders Agreement and the Registration Rights Agreement shall immediately terminate without any further action.

9.7   Expenses.  All expenses incurred by any party to this Agreement or on its behalf (including those payable to its representatives) in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses..

9.8   Severability.  In the event that any provisions hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same instrument.

9.9   Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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[Signature on following page]

                IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Date: November 2, 2007	GRAMERCY CAPITAL CORP., a Maryland corporation

	By:	/s/ MARC HOLLIDAY
Name: Marc Holliday
Title: Chief Executive Officer and President

Address for Notice: 420 Lexington Avenue New York, New York 10170

GKK CAPITAL LP, a Delaware limited partnership

By: GRAMERCY CAPITAL CORP., a Maryland corporation, its General Partner

	By:	/s/ MARC HOLLIDAY
Name: Marc Holliday
Title: Chief Executive Officer and President

Address for Notice: 420 Lexington Avenue New York, New York 10170

SSF III GEMINI, LP, a Delaware limited partnership

By: SSF III GEMINI GP, LLC, its General Partner

By:	/s/ HUGH MACDONNELL
Name: Hugh MacDonnell
Title: Authorized Person

Address for Notice: c/o SSF III Gemini GP, LLC 1585 Broadway, 37th Floor New York, NY 10036

Solely for purposes of Section 1.1(b) and Section 1.4(a):

MORGAN STANLEY REAL ESTATE SPECIAL SITUATIONS FUND III, L.P., a Delaware limited partnership, as Guarantor

By: MORGAN STANLEY REAL ESTATE SPECIAL SITUATIONS FUND III—GP, L.L.C., its General Partner

By:	/s/ HUGH MACDONNELL
Name: Hugh MacDonnell
Title: Authorized Person

Address for Notice: c/o Morgan Stanley Real Estate Special Situations Fund III—GP, L.L.C. 1585 Broadway, 37th Floor New York, NY 10036